EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Record Results for
Second Quarter & First Half of 2021

Q2 2021 Core EBITDA of $5.2M, an 11x Increase YOY
Ending Serviced Deposits Increased 137% YOY to $1.6 billion

Radnor, PA., August 11, 2021 — BM Technologies Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms in the country, today reported record results for the first half of 2021.

FINANCIAL HIGHLIGHTS
•Q2 2021 GAAP revenues of $22.9 million, a 48% increase compared to Q2 2020. Q2 2021 core1 revenues were $22.7 million, a 46% increase compared to Q2 2020.
•Q2 2021 GAAP net loss of $1.8 million due to a $3.1 million noncash loss on the revaluation of the private warrant liability.
•Core earnings1 were $1.2 million in Q2 2021, or $0.10 per diluted share, compared to a core net loss of $4.1 million, or -$0.67 per diluted share in Q2 2020.
•Q2 2021 Core EBITDA1 totaled $5.2 million, which increased 11x YOY; EBITDA margin was 23% in Q2 2021 compared to (3)% in Q2 2020.
•Continued positive operating leverage. Q2 2021 core revenue increased $7.1 million, or 46% compared to Q2 2020, while core operating expenses (excluding depreciation and amortization) increased $1.4 million, or 9%.
•Strong liquidity. Cash totaled $19.6 million at June 30, 2021. The company repaid $5.4 million of borrowings in Q2 2021; there is currently zero balance on its $10.0 million line of credit.

BUSINESS HIGHLIGHTS
•Average serviced deposits totaled $1.6 billion in Q2 2021, a 126% increase compared to Q2 2020. Average new business serviced deposits increased 616% compared to Q2 2020.
•Debit card spend was $828 million in Q2 2021, a 19% increase compared to Q2 2020. New business debit spend increased 91% compared to Q2 2020.
•Higher Education Organic Deposits (deposits that are not part of a school disbursement) for the 3 months ended June 30, 2021 increased 7% year over year to $566 million, and for the 6 months ended June 30, 2021 increased 29% year over year to $1.2 billion.
•Increasing serviced deposits, debit card spend, and organic deposits are strong indicators of improving engagement and primary banking behavior.
•Our high volume, low-cost customer acquisition strategy continues to yield a customer acquisition cost (CAC) below $10 per active account.2
•Un-annualized revenue per 90 day active account increased 41% YOY to $45 in Q2 2021.
1 Core metrics are non-GAAP measures which exclude the effects of fair value gains and losses on our warrant liability and other items we do not consider indicative of our core operating performance. A reconciliation is included on page 8 and 9 of this release.
2 CAC is calculated based on trailing twelve month (TTM) total Marketing and Client Operations expense, net of subscription fees paid to BMTX for higher education clients, divided by TTM newly active accounts.

•Approximately 200,000 new accounts opened in 1H 2021
•BMTX announced a key product partnership this quarter for credit monitoring and identity protection; we also signed a Workplace Banking distribution partner, and signed agreements with 8 new colleges and universities.
•BMTX recently announced plans to serve banks and credit unions with our "Banking-as-a-Service" (BaaS) product offering.

Luvleen Sidhu, BMTX’s Chair, Chief Executive Officer, and Founder commented, "We are excited to announce record results for the second quarter and first half of 2021, reflecting strong revenue growth and improving profitability. We generated $13.9M of core EBITDA in the first half of 2021, nearly four times all of 2020. We also announced several new product and distribution partnerships this quarter, positioning us well for the future. We remain excited about our business and financial outlook.”

Business Update
BMTX operates in 3 verticals: higher education and student banking, white label banking and workplace banking.

Higher Education & Student Banking
During the first half of 2021 we retained more than 99% of our higher education institutions and disbursed $6.4 billion in refunds to students, including $902 million into BankMobile Vibe Accounts held at our partner bank. Organic deposits (deposits that are not part of a school disbursement) increased 29% compared to the first half of 2020 to $1.2 billion, indicating strong primary banking behavior. The average balance per active account increased 15% YoY to approximately $1,700 and the spend per active account increased 21% YoY to approximately $1,975. We also saw an increase in positive balance savings accounts of approximately 36% YOY. We have found that savings account customers are more engaged and loyal customers.

We are excited about our continued expansion in the higher education vertical; in the second quarter we signed a contract with a partner to provide credit monitoring and identity protection services to enhance our product offering. We also signed contracts with 8 new colleges and universities across the U.S. providing 47K more students access to BankMobile Disbursements and BankMobile Vibe checking accounts annually. Additionally, we continue working towards the launch of a co-branded BankMobile Google Plex account next year, which we expect will result in more students choosing a BankMobile account to receive their refund.

"New Business" (White Label and Workplace Banking)

We continue to experience significant growth in our "new" business, with Q2 2021 year-over-year growth of 616% in average serviced deposits and 91% growth in debit card spend. We also want to highlight the significant primary account usage patterns of our most active white label account holders. In Q2 2021, highly active users (with both direct deposit and a minimum of 5 customer driven transactions per month) annualized debit card spend was nearly $17,000 annually and average deposit balances per account was over $4,000. This very attractive cohort makes up approximately 16% of active accounts, compared to 12% in the second quarter of 2020. We continue to actively work a pipeline of prospective new white label customers to offer a suite of financial services products through our proprietary technology stack. We also recently announced our plans to serve banks and credit unions with our Banking-as-a-Service” (BaaS) product offering. BMTX will help these financial institutions accelerate their digital strategies with state-of-the-art mobile and web-based banking apps and also provide back office banking operations, compliance, fraud and risk management and customer service support if needed.

In late 2020, we launched our workplace banking business. We see considerable opportunity to partner with employers, financial benefit marketplaces, and other fin-tech companies to provide financial services benefits, including competitive checking accounts, savings accounts, and lending products to employees. Our workplace banking product includes a partnership with Prudential Financial, Inc. to provide financial wellness services; this year we announced a partnership with GoAskJay, a direct-to-consumer insurance and financial marketplace.

FINANCIAL HIGHLIGHTS

Q2 2021 GAAP revenues totaled $22.9 million, a 48% increase compared to Q2 2020. Q2 2021 core revenues increased 46% to $22.7 million compared to Q2 2020. Core revenue is a non-GAAP measure which management believes provides investors an enhanced understanding of our business excluding the effects of items we do not consider indicative of our core operating performance; a reconciliation appears later in this release.

Core EBITDA3 totaled $5.2 million in Q2 2021 compared to $(0.5) million in Q2 2020:

						YOY Change
(dollars in thousands)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	$	%
Interchange and card revenue	$7,186	$8,351	$6,232	$7,377	$6,069	$1,117	18%
Deposit servicing fees	10,387	9,089	6,782	5,718	5,145	5,242	102%
Account fees	2,641	2,686	2,791	2,789	2,819	(178)	(6)%
University fees	1,331	1,324	1,292	1,348	1,395	(64)	(5)%
Other	1,156	2,650	154	1,010	124	1,032	NM
Core Revenues[3]	$22,701	$24,100	$17,251	$18,242	$15,552	$7,149	46%
Servicing fee adjustment	192	283	80	96	(120)	312	NM
Total GAAP oper. revenues	22,893	24,383	17,331	18,338	15,431	7,462	48%

Core OpEx (Excl. Dep/Amor)[3]	$17,530	$15,370	$15,715	$14,561	$16,088	1,442	9%
Servicing fee adjustment	192	283	80	96	(120)	312	(260)%
Merger expense	—	—	287	377	25	(25)	(100)%
Non-cash equity compensation	10	3	98	93	106	(96)	(91)%
Non-cash software write-down	—	—	1,248	—	—	—	—%
Depreciation and amortization	2,950	2,960	3,042	2,601	3,045	(95)	(3)%
Total GAAP oper. expenses	$20,682	$18,616	$20,470	$17,728	$19,144	1,538	8%

Core EBITDA[3]	$5,171	$8,730	$1,535	$3,681	$(536)	$5,707	NM
Core EBITDA Margin[3]	23%	36%	9%	20%	(3)%
NM refers to changes greater than 150%

Interchange and card revenue increased 18% to $7.2 million in Q2 2021 driven by a 19% increase in debit spend. Core deposit servicing fees increased 102% to $10.4 million, driven by a 126% increase in average serviced deposits. Account fees declined $0.2 million, or 6%. Other revenues increased $1.0 million, primarily due to additional development revenues from a white label partner, which vary from quarter-to-quarter based on project status, costs, contract status, and milestones.

Q2 2021 GAAP expenses, including depreciation and amortization, totaled $20.7 million, an 8% increase from Q2 2020. Core operating expenses, excluding depreciation and amortization, increased 9% to $17.5 million, substantially slower than the growth in core revenues. Depreciation and amortization totaled $3.0 million in Q2 2021, a 3%
3 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 8 and 9 of this release decrease from Q2 2020. Interest expense declined to $42 thousand in Q2 2021 compared to $399 thousand in Q2 2020 given the reduction in debt outstanding.

An updated version of BMT’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

2021 OUTLOOK

“We continue to demonstrate strong performance in Q2 2021 and are pleased to announce that we beat consensus estimates for revenue and EBITDA4. We are excitedly working towards expanding our existing product partnerships, adding new white label partners, launching a co-branded BankMobile Google Plex account in partnership with Google, and expanding our workplace banking vertical. We remain on track to reach our 2021 EBITDA target of $20 million to $22 million,” concluded Sidhu.

EARNINGS WEBCAST

The company will host a live webcast to discuss its first quarter results at 9AM on Thursday, August 12, 2021. The webcast can be accessed via its investor relations site (https://ir.bmtxinc.com/) by clicking on "Events & Presentations", then "Events Calendar," and following the link under "Upcoming Events;" or directly at
https://event.on24.com/wcc/r/3194056/1BCA483973BF96219C8FAC34DA199D5D.

Contact Information
Investors:
Bob Ramsey
Chief Financial Officer, BM Technologies, Inc. (BMTX)
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Sara Klein
Rubenstein Public Relations, Inc.
212-805-3018
sklein@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms in the U.S., providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission of being “customer-obsessed” and creating “customers for life.” The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 735 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can also be found at www.bmtx.com.
FORWARD LOOKING STATEMENTS

4 S&P Capital IQ reported consensus Q2 2021 EBITDA and revenue estimates of $3.4M and $22.1M, respectively, as of August 10, 2021.

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except earnings per share)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues:
Interchange and card revenue	$7,186	$6,069	$15,537	$12,676
Servicing fees from partner bank	10,579	5,024	19,951	9,789
Account fees	2,641	2,819	5,327	5,728
University fees	1,331	1,395	2,655	2,680
Other	1,156	124	3,806	316
Total operating revenues	22,893	15,431	47,276	31,189
Operating expenses:
Technology, communication, and processing	8,924	7,870	17,576	13,948
Salaries and employee benefits	7,170	6,640	12,593	14,105
Professional services	2,126	1,170	3,863	5,128
Provision for operating losses	1,401	1,024	2,730	1,907
Occupancy	284	386	636	805
Customer related supplies	186	472	661	523
Advertising and promotion	125	210	316	427
Merger and acquisition related expenses	—	25	—	75
Other	466	1,347	923	2,117
Total operating expenses	20,682	19,144	39,298	39,035
Income (loss) from operations	2,211	(3,713)	7,978	(7,846)
Non-operating expenses:
(Loss) gain on fair value of private warrant liability	(3,056)	—	11,947	—
Interest expense	(42)	(399)	(96)	(793)
(Loss) income before income tax expense	(887)	(4,112)	19,829	(8,639)
Income tax expense	949	7	2,776	14
Net (loss) income	$(1,836)	$(4,119)	$17,053	$(8,653)

Basic shares outstanding	11,900	6,123	11,900	6,123
Diluted shares outstanding	11,900	6,123	13,314	6,123

Basic earnings (loss) per common share	$(0.15)	$(0.67)	$1.43	$(1.41)
Diluted earnings (loss) per common share	$(0.15)	$(0.67)	$0.38	$(1.41)

BM TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(amounts in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$19,589	$2,989
Accounts receivable	8,257	7,384
Prepaid expenses and other current assets	1,786	2,348
Total current assets	29,632	12,721
Premises and equipment, net	349	401
Developed software, net	34,155	39,657
Goodwill	5,259	5,259
Other intangibles, net	4,910	5,070
Other assets	740	853
Total assets	$75,045	$63,961
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$13,617	$7,346
Taxes payable	1,317	—
Payable to partner bank	7,117	5,105
Borrowings from partner bank	—	21,000
Current portion of operating lease liabilities	719	701
Deferred revenue, current	4,763	2,588
Total current liabilities	27,533	36,740

Non-current liabilities:
Operating lease liabilities	55	430
Deferred revenue, non-current	1,512	2,101
Liability for private warrants	18,893	—
Total liabilities	$47,993	$39,271
Commitments and contingencies (Note 8)
Shareholders’ equity:
Preferred stock: Par value $0.0001 per share; 10,000,000 authorized, none issued or outstanding.
Common stock: Par value $0.0001 per share; 1 billion shares authorized; 12,200,378 shares issued and outstanding at June 30, 2021; 6,123,432 shares issued and outstanding at December 31, 2020.	1	1
Additional paid in capital	49,326	64,017
Accumulated deficit	(22,275)	(39,328)
Total shareholders’ equity	$27,052	$24,690
Total liabilities and shareholders’ equity	$75,045	$63,961

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core revenues, expenses, and EBITDA exclude the effects of items we do not consider indicative of our core operating performance, including fair value mark to market income or expense associated with certain warrants. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Revenues to Core Revenues (in thousands):

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
GAAP revenues	$22,893	$24,383	$17,331	$18,338	$15,431
Servicing fee adjustment[5]	(192)	(283)	(80)	(96)	121
Core Revenues	$22,701	$24,100	$17,251	$18,242	$15,552

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
GAAP total expenses	$20,682	$18,616	$20,470	$17,728	$19,144
Servicing fee adjustment [4]	(192)	(283)	(80)	(96)	120
Merger expenses	—	—	(287)	(377)	(25)
Non-cash software write-down	—	—	(1,248)	—	—
Non-cash equity compensation	(10)	(3)	(98)	(93)	(106)
Core Operating Expenses inc Dep and Amor	$20,480	$18,330	$18,757	$17,162	$19,133
Less: Depreciation and amortization	2,950	2,960	3,042	2,601	3,045
Core Operating Expenses ex. Dep and Amor	$17,530	$15,370	$15,715	$14,561	$16,088

5 Core revenue and expense are adjusted to remove fraud losses from expense and the reimbursement by BMTX's bank partner from revenues.

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
GAAP net income (loss)	$(1,836)	$18,889	$(3,390)	$251	$(4,119)
Add: (loss) gain on FV of private warrant liability	3,056	(15,003)	—	—	—
Add: non-cash loss on software write-down	—	—	1,248	—	—
Add: merger expenses	—	—	287	377	25
Less: tax (@27%) on non-core items	—	—	(414)	(102)	(7)
Core net income (loss)	$1,220	$3,886	$(2,269)	$526	$(4,101)
Core diluted shares	11,976	15,512	6,123	6,123	6,123
Core diluted earnings (loss) per share	$0.10	$0.25	$(0.37)	$0.09	$(0.67)

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
GAAP net income (loss)	$(1,836)	$18,889	$(3,390)	$251	$(4,119)
Add: (loss) gain on FV of private warrant liability	3,056	(15,003)	—	—	—
Add: depreciation and amortization	2,950	2,960	3,042	2,601	3,045
Add: interest	42	54	248	353	399
Add: taxes	949	1,827	2	7	7
Add: non-cash equity compensation	10	3	98	93	106
Add: non-cash loss on software write-down	—	—	1,248	—	—
Add: merger expenses	—	—	287	377	25
Core EBITDA	$5,171	$8,730	$1,535	$3,681	$(536)

Key Performance Metrics - 5 Quarters

						YoY Change
	2Q20	3Q20	4Q20	1Q21	2Q21	$	%
Debit card POS spend ($ millions)
Higher education	$606	$633	$567	$735	$661	$55	9%
New business	88	108	114	145	167	80	91%
Debit card POS spend - total	$694	$741	$681	$880	$828	$134	19%

Serviced deposits ($ millions)
Higher education	$500	$645	$405	$665	$506	$6	1%
New business	163	299	555	892	1,063	900	553%
Ending service deposits - total	$663	$944	$960	$1,557	$1,569	$906	137%

Higher education	$552	$541	$511	$600	$573	$21	4%
New business	138	217	418	717	986	848	616%
Average service deposits - total	$690	$758	$928	$1,317	$1,558	$869	126%

Higher Education Metrics
Higher education retention	99.8%	99.7%	99.4%	99.5%	99.5%	(0.3)%
FAR(1) disbursement amount ($ billions)	$5.6	$3.3	$1.9	$4.2	$2.3	$(3.3)	(60)%
Organic deposits (2) - higher education	$527	$501	$438	$651	$566	$39	7%

(1) FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2) Organic Deposits are all higher education deposits excluding any funds disbursed directly from the school.